EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-263517, 333-254588, 333-234663, 333-223799, 333-209389, 333-200718, and 333-200420 on Form S-3 and Registration Statement Nos. 333-264883, 333-256002, 333-218888, 333-204705, 333-194969 and 333-194968 on Form S-8 of Braemar Hotels & Resorts Inc. of our report dated November 29, 2022, relating to the combined financial statements of SHR FSST, L.L.C. and DTRS FSST, L.L.C., appearing in this Current Report on Form 8-K dated December 1, 2022.

/s/ Deloitte & Touche LLP

Chicago, Illinois
December 1, 2022